Exhibit 10.1

ELLIOTT ASSOCIATES, LIP	ELLIOTT INTERNATIONAL, L.P.
712 Fifth Avenue	c/o Bank of Bermuda (Cayman) Limited
New York, New York	Strathvale House
10019	North Church Street
George Town, Grand Cayman
Cayman Islands, B.W.I.

August 5, 2005

ISCO International, Inc.

1001 Cambridge Drive

Elk Grove Village, Illinois 60007

Attention: Frank Cesario

Dear Frank:

In response to your demand letter dated August 3, 2005 (“Demand Letter”) for payment from each of Elliott Associates, L.P. and Elliott International, L.P. (together “Elliott”) for the return of short-swing profit amounts pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Act”), Elliott has calculated the short-swing profits owed by it under Section 16 of the Act to be as follows:

Elliott Associates, L.P.:	$90,069.00
Elliott Internatinal, L.P.:	$223,192.00

Total:	$313,261.00

By acknowledging below, the parties agree that payment of the above amounts by Elliott to ISCO International, Inc. (“ISCO”) satisfies fully and completely all claims made by ISCO in its Demand Letter for the return of short-swing profits by Elliott under Section 16 of the Act. Upon Elliott’s receipt of your acknowledgment, Elliott will fund the above amounts to ISCO. Upon ISCO’s receipt of the above funds, ISCO releases Elliott from any and all Section 16(b) claims resulting from the transactions referenced in the Demand Letter.

Please feel free to contact me if you have any questions.

Sincerely,

ELLIOTT ASSOCIATES, L.P.		ELLIOTT INTERNATIONAL, L.P.

By:	Elliott Capital Advisors, L.P.,	By:	Elliott International Capital
	as General Partner		Advisors Inc.
Attorney-in-Fact for
By:	Braxton Associates, Inc.,		Elliott International, L.P.
As General Partner

By:	/s/ Elliot Greenberg	By:	/s/ Elliot Greenberg
	Elliot Greenberg		Elliot Greenberg
	Vice President		Vice President

ACKNOWLEDGED BY:

ISCO INTERNATIONAL, INC.

By:	/s/ Frank Cesario	Date: 8/5/05
Name:	Frank Cesario
Title:	Chief Financial Officer